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                                   FORM 8-K

                                CURRENT REPORT


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report   August 31, 1999
                      ---------------


                              CIRRUS LOGIC, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                        0-17795                77-0024818
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)

            3100 West Warren Avenue, Fremont, CA              94538
        (Address of principal executive offices)            (Zip Code)

      Registrant's telephone number, including area code:  (510) 623-8300


________________________________________________________________
(Former name or former address, if changed since last report)


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                              CIRRUS LOGIC, INC.

                                     INDEX

                                                           Page

Item 5.   Other Events                                       3

Signatures                                                   4

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Item 5.  Other Events

In August 1999, in connection with the Cirent termination agreement, the Company received $14 million related to the sale of its equity interest in the joint venture, and paid $9.3 million related to the buy out of certain leases associated with assets utilized in the joint venture manufacturing facility. In addition, the Company entered into an amended wafer purchase agreement whereby the Company paid Cirent a $5 million deposit and pledged $20 million of its accounts receivable to collateralize future wafer purchase commitments.

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                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Cirrus Logic, Inc.

September 3, 1999                           /s/ Glenn C. Jones
Date                                        ______________________________
                                            Glenn C. Jones
                                            Vice President, Chief Financial
                                            Officer, Treasurer and Secretary

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